UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock	CLDI WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2025, Calidi Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue to the Purchaser, (i) in a registered offering, 3,325,000 shares of the Company’s common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), at a purchase price of $0.65 per Share, (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase up to an aggregate of 2,728,000 shares of Common Stock at a purchase price of $0.649 per Pre-funded Warrant and an exercise price of $0.001 per share (the “Pre-funded Warrant Shares”) and (iii) in a concurrent private placement, Series G common stock purchase warrants to purchase up to 6,053,000 shares of Common Stock (the “Series G Common Warrants” or the “Common Warrants”). Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.”

The Pre-funded Warrants are exercisable immediately at an exercise price of $0.001 per share, and shall remain valid and exercisable until all the Pre-funded Warrants are exercised in full. The Common Warrants are exercisable on the date that is six (6) months from the date of issuance for a term of seven and on-half years from the initial exercise date and have an exercise price of $0.6954 per share of Common Stock. The Common Warrants may be exercisable via “cashless exercise” in certain circumstances.

The closing of the Transactions took place on March 31, 2025. The gross proceeds from the Transactions were approximately $3.9 million, before deducting placement agent fees and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants or Placement Agent Warrants (as defined below).

The Shares, the Pre-funded Warrants and the Pre-funded Warrant Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-284229), which was declared effective by the Securities Exchange Commission on February 7, 2025. The Common Warrants and the Common Warrant Shares were issued in a concurrent private placement and without registration under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Pursuant to the terms of the Purchase Agreement, and subject to certain exceptions as set forth therein, until seventy five (75) days following the closing of the Transactions, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents. The Company has further agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the closing of the Transactions, provided however that the prohibition on “at-the-market offerings” and the issuance of common stock pursuant to an equity line of credit shall expire on the six-month anniversary of the closing date of this offering, and subject to certain exceptions, including, but not limited to, such market standoff no longer applying if the closing price of the Company’s Common Stock is equal to or greater than $1.25 for five (5) consecutive trading days. In addition, each of the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of ninety (90) days, from the closing of the Transactions, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

On March 28, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc., as the placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act on a reasonable “best efforts” basis, in connection with the Transactions. The Company agreed to pay the Placement Agent an aggregate cash fee of 8.0% of the gross proceeds from the sale of securities in the Transactions, a 1% management fee of the gross proceeds and reimburse certain out-of-pocket expenses. As additional compensation to the Placement Agent, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase an aggregate of 302,650 shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 5% of the aggregate number of shares of Common Stock sold in the registered direct offering, at an exercise price per share equal to $0.8125, which is equal to 125% of the offering price of the Shares. The Placement Agent Warrants are exercisable six (6) months from the date of issuance and expire on the five-year anniversary of Initial Exercise Date (as defined in the Placement Agent Warrant). The Placement Agent Warrant may be exercisable via “cashless exercise” in certain circumstances. The Placement Agent Warrants have substantially the same terms as the Common Warrants described above.

The Company has agreed to file a registration statement providing for the resale of the Common Warrant Shares and the Placement Agent Warrant Shares within 45 days of the date of the Purchase Agreement and to use commercially reasonable efforts to keep such registration statement effective at all times until no Purchaser owns any Common Warrants or Common Warrant Shares and until the Placement Agent does not own the Placement Agent Warrant or any Placement Agent Warrant Shares. The Purchaser has agreed not to resell or distribute the Common Warrants or the Common Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Placement Agent has agreed not to resell or distribute the Placement Agent Warrants or the Placement Agent Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

Each of the Placement Agency Agreement and the Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement and the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Pre-funded Warrants, the Series G Common Warrants, the Placement Agent Warrant, the Purchase Agreement and the Placement Agency Agreement, are not complete and are qualified in their entirety by reference to the full text of the form of Series G Common Warrant, form of Placement Agent Warrant, form of Purchase Agreement and form of Placement Agency Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion of Sichenzia Ross Ference Carmel LLP relating to the validity of the securities issued in the Transactions is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Common Warrants and the Placement Agent Warrants and the shares issuable upon exercise of the Common Warrants and Placement Agent Warrants have not been registered under the Securities Act, or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On March 28, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On March 31, 2025, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-funded Warrant.
4.2	Form of Series G Common Warrant.
4.3	Form of Placement Agent Warrant.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP.
10.1	Form of the Securities Purchase Agreement.
10.2	Form of Placement Agency Agreement.
23.1	Consent of Sichenzia Ross Ference Carmel, LLP (contained in Exhibit 5.1)
99.1	Pricing Press Release dated March 28, 2025.
99.2	Closing Press Release dated March 31, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: April 1, 2025
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer

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